SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): March 2, 2011

Mayfair Mining & Minerals, Inc.
(Exact name of registrant specified in Charter)

Nevada	333-102117	45-0487294
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

South Lodge Paxhill Park, Lindfield
West Sussex, UK, RH16 2QY
 (Address of principal executive offices, including Zip Code)

REGISTRANT'S TELEPHONE, INCLUDING AREA CODE: 44-(1444)-220211

No Change
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 – ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 25, 2011, Mayfair Mining & Minerals, Inc. (the “Company”) signed a share purchase and sale agreement with Southern Central Private Equity (Private) Limited, a company existing under the laws of Zimbabwe, with a business address at 6th Floor, Gold Bridge, Eastgate Complex, Sam Nujoma Street, Harare (“SCPE”).

The Company has agreed to acquire a 100% ownership interest in SCPE in a share exchange transaction. The total consideration for the acquisition is 300,000 restricted common shares of Mayfair Mining & Minerals, Inc., to be distributed on a pro-rata basis to the existing shareholders of SCPE. The Company intends to retain the existing management of SCPE, post-acquisition.

SCPE is an investment company based in Harare which has been established to make investments in companies in Zimbabwe through its wholly- owned subsidiary –  Southern Central Capital Limited.

The rationale behind this acquisition for Mayfair is to facilitate the establishment of a business presence and office for the Company in Harare, staffed by highly-experienced corporate financiers who are well-connected to the business community in the SADC region.

SCPE is managed by professionals with extensive experience in banking, corporate finance and mergers and acquisitions in Zimbabwe and the SADC region. The members of the Board of SCPE are familiar with and understand the business landscape and the risks and opportunities available in the current economic environment.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

      (a-c) Not applicable

      (d) Exhibits.

Exhibit 99.1 - Share Purchase Agreement

Exhibit 99.2 - Press Release

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 2, 2011

MAYFAIR MINING & MINERALS, INC.

By:	/s/ "Clive de Larrabeiti"
Clive de Larrabeiti, President